SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction	(Commission File Number)
of incorporation)

14362 N. Frank Lloyd Wright Blvd., Suite 1103, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 477-5808

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01 Changes in Registrant's Certifying Accountant.

On May 6, 2011, Delta Mutual, Inc. (the “Company”) terminated the engagement of RBSM LLP, which had been engaged February 22, 2011, as its independent registered public accounting firm.  The Company’s Board of Directors on May 9, 2011, approved the engagement of Madsen & Associates CPA’s, Inc. as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2010.

ITEM 7.01. Regulation FD Disclosure.

Tartagal Oriental Block 18% ownership Government Approval

On May 11, 2011 the Company through its wholly-owned owned subsidiary, Southamerican Hedge Fund, was awarded with the Argentinean Salta Government Approval for the ownership of the 18% of the Exploration, Exploitation, and title of the Oil & Gas Exploration Block named “Tartagal Oriental” Area. The Bill number is 1918/11 and was published on May 11, 2011 in the Salta Official Government Journal.

The Tartagal Concession is an area in the Salta province of Northwest Argentina.  Its approximate surface area is 7,065 square kilometers.  The area was awarded to the original Consortium JHP –Maxipetrol Petroleros de Occidente (Former Oxipetrol) by the Salta Governor’s Bill Number 3391/06 dated 12/29/2006.

Morillo Block 18% ownership Government Approval

On  May 11, 2011 the Company through its wholly- owned subsidiary, Southamerican Hedge Fund, was awarded with the Argentinean Salta Government Approval for the ownership of the 18% of the Exploration, Exploitation, and title of the Oil & Gas Exploration Block named “Morillo” Area. The Bill number is 1916/11 and was published on May 11, 2011 in the Salta Official Government Journal.

The Morillo Concession is an area in the Salta province of Northwest Argentina.   Its approximately surface area is 3,518 square kilometers.  The area was awarded to the original Consortium JHP –Maxipetrol Petroleros de Occidente (Former Oxipetrol) by the Governor’s Bill Number 3388/06 dated 12/29/2006.

In December 7, 2007 the Company entered into an Agreement with Maxipetrol Petroleros de Occidente (Former Oxipetrol) to acquire 18% of partial interests rights of “Tartagal Oriental” and “Morillo”Areas pending in this Government Approval.

On May 4, 2009 New Times Group Energy Inc from Hong Kong entered in an acquisition of 60% of partial rights of both Concessions, “Tartagal Oriental” and “Morillo” Blocks.

Item 03-Salta Government Approval of Private Iniciative Proposal for Valle de Lerma Block

On April 29, 2011 the Company through its wholly-owned subsidiary, Southamerican Hedge Fund, was awarded with the approval of its Proposal to obtain an ownership right to explore and eventually produce oil and natural gas in the Block known as “Valle de Lerma”. The Bill number is 1920/11 dated 4/29/2011 and was published on May 11, 2011 in the Salta Official Government Journal.

The Valle de Lerma concession is an area in the Salta Province , Northwest of Argentina. It was formerly known as Coronel Moldes Block and was oil productive. Southamerican Hedge Fund partnered the Proposal with Grasta Refinery, a local mid size Gasoline Refinery located at Buenos Aires, Argentina. A mandatory Tender will follow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.

Date: May 12, 2011	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman
Executive Vice President